Exhibit 1.01

Execution Version

OGE ENERGY CORP.

(an Oklahoma corporation)

8,023,256 Shares of Common Stock, Par Value $0.01 Per Share

UNDERWRITING AGREEMENT

Dated: November 20, 2025

TABLE OF CONTENTS

SCHEDULES

i

OGE ENERGY CORP.

(AN OKLAHOMA CORPORATION)

8,023,256 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017

as representatives of the several Underwriters

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o	J.P. Morgan Securities LLC 270 Park Avenue

New York, New York 10017

acting in their capacities as Forward Sellers

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

JPMorgan Chase Bank, National Association, New York Branch

270 Park Avenue

New York, New York 10017

acting in their capacities as

Forward Purchasers, solely as

recipients and/or beneficiaries

of certain representations,

warranties, covenants and indemnities

set forth in this Agreement

Ladies and Gentlemen:

OGE Energy Corp., an Oklahoma corporation (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”), and each of the other entities identified on Schedule A hereto as underwriters (collectively, with the Representatives, the “Underwriters,” which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,011,628 shares (the “Company Firm Shares”) and at the election of the Underwriters an aggregate of up to 601,744 shares, subject to Section 2(f) below (the “Company Option Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Company Firm Shares and the Company Option Shares that the Underwriters elect to purchase pursuant to Section 2(a), along with the Top-Up Shares (as defined below) are hereinafter collectively called the “Company Shares.” In addition, the Company, and each of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC (each in its capacity as agent for the applicable Forward Purchaser (as defined below) (each, in such capacity, acting severally and not jointly, a “Forward Seller” and, collectively, the “Forward Sellers”), at the Company’s request in connection with the Forward Sale Agreements (as defined below), each confirm their agreement with the Representatives and each of the several Underwriters with respect to (i) the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,011,628 shares (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Sellers to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase at the election of the Underwriters all or any part of 601,744 shares, subject to Section 2(f) below  (the “Borrowed Option Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares.

The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 19 hereof) are herein referred to collectively as the “Underwritten Forward Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Forward Option Shares.” The Underwritten Forward Shares and the Forward Option Shares are herein referred to collectively as the “Forward Shares.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (each as defined in Section 19 hereof) are herein referred to collectively as the “Top-Up Shares.” The Company Firm Shares, the Company Top-Up Underwritten Shares and the Underwritten Borrowed Shares are herein referred to collectively as the “Underwritten Shares.” The Company Option Shares, the Company Top-Up Option Shares and the Borrowed Option Shares are herein referred to collectively as the “Option Shares.” The aggregate number of Option Shares subject to the election of the Underwriters shall be up to 1,203,488 shares. The Underwritten Shares and the Option Shares are herein referred to collectively as the “Offered Shares.”

As used herein, the term “Forward Sale Agreements” refers to the letter agreements each dated the date hereof between the Company and each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, each in its capacity as a forward purchaser (in such capacity, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), relating to the forward sale by the Company to such Forward Purchaser, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in each Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Underwritten Borrowed Shares sold by it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, pursuant to this Agreement, and the term “Additional Forward Sale Agreements” has the meaning set forth in Section 2(b)(iv).

The Company understands that the Underwriters propose to make a public offering of the Offered Shares as soon as they deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement with Oklahoma Gas and Electric Company, a wholly-owned subsidiary of the Company, on Form S-3 (File No. 333-279061) covering the registration of an indeterminate amount of common stock and debt securities of the Company under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement was effective upon filing on May 2, 2024. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”) are collectively referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Shares dated November 20, 2025, including the accompanying prospectus of the Company dated May 2, 2024, and the term “Prospectus” means the prospectus in the form provided by the Company for use (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Offered Shares. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include all amendments made by the Company prior to the Time of Sale (defined below) or deemed incorporated and all documents filed by the Company with the Commission and incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated or deemed incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

At or prior to 7:15 p.m. on November 20, 2025, the time when sales of the Offered Shares were first made on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, the pricing information set forth on Schedule C hereto and each “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act Regulations) listed on Schedule C hereto.

SECTION 1.      REPRESENTATIONS AND WARRANTIES.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Purchaser as of the date hereof, as of the Time of Sale and as of each Closing Time (as defined in Section 2(g) hereof), and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements. With respect to the Registration Statement, (A) the Registration Statement is an “Automatic Shelf Registration Statement” and the Company is a “well known seasoned issuer” (each as defined in Rule 405 under the 1933 Act), (B) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the Registration Statement, (C) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied and (D) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective or were deemed effective pursuant to Rule 430B(f)(2) of the 1933 Act (and, if later, at the time of filing of the Company’s annual report on Form 10-K) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each “road show” as defined in Rule 433(h) when considered together with the Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of the Trustee, (B) information contained in the Registration Statement, the Prospectus or the Preliminary Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement, the Prospectus or the Preliminary Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus, which information is set forth on Schedule D hereto.

The Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations (“Rule 424”), complied when so filed in all material respects with the 1933 Act Regulations, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)            Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to (A) information contained in the Time of Sale Information relating to The Depository Trust Company and its book-entry system or (B) statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Time of Sale Information, which information is set forth on Schedule D hereto.

(iii)            Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations or (ii) the Issuer Free Writing Prospectus, if any, listed on Schedule C hereto or communications (including electronic communications) containing substantially similar information and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the applicable requirements of the 1933 Act, has been or will be filed in accordance with the 1933 Act Regulations (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(iv)            Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus or the Time of Sale Information, at the time the Registration Statement became effective (and, if later, at the time of filing of the Company’s annual report on Form 10-K), at the time the Prospectus or the Time of Sale Information was issued and at each Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)            Independent Accountants. Ernst & Young LLP, the accountants who examined and audited the Company's financial statements and supporting schedules included in the Registration Statement, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(vi)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary or selected financial information included or incorporated by reference in the Prospectus and the Time of Sale Information presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus and the Time of Sale Information.

(vii)            No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except for regular quarterly dividends on the Common Stock, par value $0.01 per share, of the Company in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)            Good Standing of the Company’s Subsidiaries. Oklahoma Gas and Electric Company is the Company’s only “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X (the “Significant Subsidiary”). The Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any pledge, lien, encumbrance, or claim, except as disclosed in the Registration Statement.

(x)            Capitalization. The authorized, issued and outstanding capital stock of the Company is as stated in the Registration Statement, Prospectus and the Time of Sale Information. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

(xi)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii)            Authorization of the Offered Shares. The Company Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered against payment of the purchase price therefor as provided in this Agreement, will be duly authorized, validly issued and fully paid and nonassessable. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Company Shares. The maximum number of shares of Common Stock deliverable to the Forward Purchasers in the aggregate pursuant to the Forward Sale Agreements and any Additional Forward Sale Agreements (as defined below in Section 2(b)(iv)), whether pursuant to Physical Settlement, Net Share Settlement, as a result of an Acceleration Event (as such terms are defined in the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be) or otherwise, have been duly authorized and reserved for issuance and, when issued, sold and delivered by the Company to the Forward Purchasers pursuant to the Forward Sale Agreements or any Additional Forward Sale Agreements, as the case may be, against payment of any consideration required to be paid by the Forward Purchasers pursuant to the terms of the Forward Sale Agreements or such Additional Forward Sale Agreements, as the case may be, such shares of Common Stock will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(xii)            Forward Sale Agreements. The Forward Sale Agreements have been, and any Additional Forward Sale Agreements will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(xiii)            Description of the Common Stock. The Common Stock will conform in all material respects to the description contained in the Prospectus and the Time of Sale Information.

(xiv)            Absence of Defaults and Conflicts. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) or (iii) except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the case of (ii) and (iii) for such defaults or violations that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Forward Sale Agreements and any Additional Forward Sale Agreement, the issuance and delivery of the Offered Shares, and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Time of Sale Information (including the issuance and sale of the Offered Shares and the use of the proceeds from the sale of the Offered Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary, other than such events or conditions that are contemplated by the terms of this Agreement.

(xv)            Absence of Proceedings. Other than as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreements or any Additional Forward Sale Agreements, or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, the Prospectus and the Time of Sale Information including ordinary routine litigation incidental to their businesses, could not reasonably be expected to result in a Material Adverse Effect.

(xvi)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

(xvii)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, under the Forward Sale Agreements or any Additional Forward Sale Agreements, in connection with the offering, issuance or sale of the Offered Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Registration Statement, the Prospectus and the Time of Sale Information, except such as have been already obtained.

(xviii)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by them and as described in the Registration Statement, the Time of Sale Information and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, “Governmental Licenses”); the Company and each subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, singly or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix)            Title to Property. The Company and its subsidiaries have good and sufficient title to all real property, principal plants and all other property owned by them and which is material to the Company’s and its subsidiaries’ operations taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, Prospectus and Time of Sale Information or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx)            Labor. No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any subsidiary, is imminent which might be expected to have a Material Adverse Effect.

(xxi)            Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes required to be paid through the date hereof (in each case, other than with respect to taxes that are being contested in good faith and for which adequate reserves have been provided); and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

(xxii)            Environmental. Except as disclosed in the Registration Statement, the Prospectus or the Time of Sale Information, the Company and each of its subsidiaries i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiii)            Environmental Liabilities. Except as disclosed in the Registration Statement, the Prospectus or the Time of Sale Information, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xxiv)            Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxv)            No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

(xxvi)            Illegal Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, or (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(xxvii)            Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (a) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Kherson, and Zaporizhzhia regions of Ukraine, Cuba, Iran, and North Korea). The Company and each of its subsidiaries (a) have not, since April 24, 2019, engaged in, (b) are not now engaged in, and (c) will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(xxvii)            Use of Proceeds. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions, (ii) to fund or facilitate any money laundering or terrorist financing activities, or (iii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws (as defined below), or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xxix)            Disclosure Controls and Procedures. The Company (i) has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) have been evaluated for effectiveness, as of the end of the period covered by the respective annual or quarterly report, and (C) are effective in all material respects to perform the functions for which they were established, (ii) based on the evaluation of its disclosure controls and procedures, is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, has experienced no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)            Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) records are maintained in reasonable detail so as to accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (iii) the unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements is being prevented or timely detected; and (iv) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is accurate in all material respects and is prepared in accordance with the Commission’s rules applicable thereto.

(xxxi)            Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)            Status under the 1933 Act. The Company is not an “ineligible issuer” as defined under the 1933 Act at the times specified in the 1933 Act in connection with the offering of the Offered Shares.

(xxxiii)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of proceeds therefrom, including the proceeds, if any, upon settlement of the Forward Sale Agreements or any Additional Forward Sale Agreements, and in connection with (i) the issuance, sale and delivery of any Company Shares pursuant to Section 2(a) hereof and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of the Forward Sale Agreements and any Additional Forward Sale Agreements, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an investment company within the meaning of the 1940 Act.

(xxxiv)            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules applicable thereto.

(xxxv)            Compliance with Anti-Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”). The Company and its subsidiaries have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(xxxvi)            Cybersecurity. (i)(A) Except as disclosed in the Registration Statement, the Prospectus and the Time of Sale Information, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal, personally identifiable, sensitive, confidential or regulated data), equipment or technology (collectively, “IT Systems and Data”) and (B) neither the Company nor any of its subsidiaries have been notified of, and has no knowledge of any development not arising in the ordinary course of business that would reasonably be likely to result in, any security breach or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of its IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their businesses, including backup and disaster recovery technology reasonably consistent with industry standards and practices; and (iv) the IT Systems of the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(xxxvii)  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to any Underwriter, Forward Seller, Forward Purchaser or to counsel for the Underwriters, Forward Seller or Forward Purchaser shall be deemed a representation and warranty by the Company to each Underwriter, Forward Seller and Forward Purchaser as to the matters covered thereby.

SECTION 2.      SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a)            Agreements to Sell and Purchase Company Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter listed on Schedule A, severally and not jointly, and each Underwriter listed on Schedule A, severally and not jointly, agrees to purchase from the Company, at a purchase price of $41.71 per share (the “Purchase Price”), the total number of Company Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Company Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Company Option Shares as hereinafter provided in this Section 2, the Company agrees to sell to each Underwriter listed on Schedule A, severally and not jointly, and each Underwriter listed on Schedule A, severally and not jointly, agrees to purchase from the Company, at the purchase price per share set forth in clause (i) of this sentence, the number of Company Option Shares (adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the total number of Company Option Shares to be purchased by the Underwriters as set forth in the notice referred to below by a fraction, the numerator of which is the number of Company Firm Shares to be purchased by such Underwriter as set forth set forth in Schedule A opposite the name of such Underwriter and the denominator of which is the total number of Company Firm Shares. The Underwriters agree to offer the Company Shares to the public as set forth in the Prospectus.

The Company hereby grants to the Underwriters the option to purchase, at their election, all or any portion of the Company Option Shares, at the purchase price per share specified in the first paragraph of this Section 2. Such election may be exercised from time to time only by written notice from the Representatives to the Company given within the period of 30 calendar days after the date of this Agreement (that is, for the avoidance of doubt, by 11:59 P.M. (New York City time) on the 30th day after the date of this Agreement), which notice shall set forth the aggregate number of Company Option Shares to be purchased and the date on which such Company Option Shares are to be delivered, as determined by the Representatives (but in no event earlier than the First Closing Time, as defined in paragraph (b) or, unless the Representatives and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) full business days after the date of such notice).

(b)            Agreement to Sell and Purchase Forward Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth:

(i)            each Forward Seller agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees to purchase from each Forward Seller, severally and not jointly, the respective number of Underwritten Borrowed Shares set forth opposite its name in Schedule A hereto plus any additional number of Underwritten Borrowed Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case pertaining to the relevant Forward Seller and at the Purchase Price.

(ii)            the Company agrees to sell to the Underwriters, and each Underwriter, severally not jointly, agrees to purchase from the Company, at the Purchase Price, a number of Company Top-Up Underwritten Shares, if any, that bears the same proportion to the total number of Company Top-Up Underwritten Shares as the number of Underwritten Borrowed Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule.

(iii)            The Company hereby grants an option to the Underwriters to purchase pursuant to clause (iv) or clause (v) below, as applicable, from time to time all or any portion of the Borrowed Option Shares at the Purchase Price; provided that the price per share for any Borrowed Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Underwritten Forward Shares but not payable on such Borrowed Option Shares (such price, the “Forward Option Purchase Price”). The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date of this Agreement and may be exercised in whole or in part from time to time upon written notice (each a “Forward Option Notice”) to the Company and each Forward Seller. Any such Forward Option Notice shall set forth the number of Borrowed Option Shares as to which the several Underwriters are then exercising the option and the Option Closing Time (as defined below), which may be the same date and time as the First Closing Time (as hereinafter defined) but shall not be earlier than two (2) or later than ten (10) full business days after the date of such notice (unless postponed in accordance with the provisions of Section 12 hereof), nor in any event prior to the First Closing Date. If the option is exercised as to all or any portion of the Borrowed Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Borrowed Option Shares then being purchased which the number of Underwritten Borrowed Shares set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, bears to the total number of Underwritten Borrowed Shares, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(iv)            The Company may, in its sole discretion, within one (1) business day after such Forward Option Notice is given, execute and deliver to each Forward Purchaser an additional forward sale agreement substantially in the form attached hereto as Schedule H, between the Company and the applicable Forward Purchaser (each, an “Additional Forward Sale Agreement”), providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock that bears the same proportion to the total number of Borrowed Option Shares set forth in such Forward Option Notice as the number of shares of Common Stock set forth in Schedule A hereto opposite the name of such Forward Seller bears to the total number of shares of Common Stock to be sold by all the Forward Sellers on such table. Upon the Company’s execution and delivery to a Forward Purchaser of any Additional Forward Sale Agreement, such Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, (x) it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, (with respect to any Borrowed Option Shares) hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from such Forward Seller, severally and not jointly, the number of Borrowed Option Shares specified in the immediately preceding sentence at the Forward Option Purchase Price (with each such Underwriter purchasing the number of Borrowed Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Borrowed Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule) and (y) the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, the Company Top-Up Option Shares, if any (with each such Underwriter purchasing the number of Company Top-Up Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Company Top-Up Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule).

(v)            If the Company does not timely execute and deliver the Additional Forward Sale Agreements pursuant to clause (iv) above, then on the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions stated herein, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall purchase from the Company, severally and not jointly, at the Forward Option Purchase Price, the number of Borrowed Option Shares as set forth in the relevant Forward Option Notice (with each such Underwriter purchasing the number of Borrowed Option Shares (subject to adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Borrowed Option Shares as the number of Underwritten Borrowed Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Borrowed Shares on such Schedule).

(c)            If with respect to the Underwritten Borrowed Shares underlying the Forward Sale Agreements (i) any of the conditions to effectiveness of the relevant Forward Sale Agreement set forth therein are not satisfied on or prior to the First Closing Time, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the First Closing Time or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the First Closing Time (clauses (i) through (iii) of this Section 2(b), together, the “Forward Conditions”), then the applicable Forward Seller, in its sole discretion, may elect not to borrow for sale to the Underwriters the Underwritten Borrowed Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in any Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Underwritten Borrowed Shares deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on the First Closing Time the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(d)            If the Company has entered into an Additional Forward Sale Agreement with a Forward Purchaser pursuant to Section 2(b)(iii) hereof, with respect to the related Borrowed Option Shares, if (i) any of the conditions to effectiveness of such Additional Forward Sale Agreement set forth therein are not satisfied on or prior to the relevant Option Closing Time, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to such Option Closing Time or (iii) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to such Option Closing Time (clauses (i) through (iii) of this Section 2(c), together, the “Forward Option Conditions”), then it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, in its sole discretion, may elect not to deliver for sale to the Underwriters the Borrowed Option Shares otherwise deliverable by such Forward Seller hereunder. In addition, in the event that in such Forward Seller’s good faith and commercially reasonable judgment (A) it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Borrowed Option Shares deliverable by such Forward Seller hereunder or (B) such Forward Purchaser or its affiliate would incur a Stock Loan Fee (as defined under such Additional Forward Sale Agreement) of more than a rate equal to 200 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such Option Closing Time the aggregate number of shares of Common Stock that such Forward Purchaser or its affiliate is able to so borrow at or below such Stock Loan Fee.

(e)            If (i) a Forward Seller elects pursuant to Section 2(c) hereof not to deliver for sale to the Underwriters on the First Closing Time the total number of Underwritten Borrowed Shares otherwise deliverable by such Forward Seller hereunder, or (ii) a Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 2(b)(iii) hereof and it (in its capacity as a Forward Seller) or its affiliated Forward Seller, as applicable, elects pursuant to Section 2(d) hereof not to deliver for sale to the Underwriters on the relevant Option Closing Time the total number of Borrowed Option Shares otherwise deliverable by it hereunder in respect of such Option Closing Time, then such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the First Closing Time or such Option Closing Time, as the case may be.

(f)            Notwithstanding anything to the contrary herein, in respect of any exercise of the option of the Underwriters to purchase Option Shares under this Section 2, the Company may determine the number of the Option Shares with respect to which such exercise has occurred to constitute Company Option Shares and the number of such Shares to constitute Borrowed Option Shares (the aggregate of which, for the avoidance of doubt, shall be no greater than the number of Option Shares with respect to which such option has been exercised). For the avoidance of doubt, the Representatives may deliver a single notice in respect of the Option Shares it is electing to purchase, which notice, if delivered within the time periods outlined in Section 2(a) and this Section 2(b), shall be deemed to satisfy the requirements of such sections.

(g)            Payment. Payment of the purchase price for, and delivery of, the Underwritten Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the second business day after the date hereof (unless postponed in accordance with the provisions of Section 12), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company. The payment of the purchase price for, and delivery of, Option Shares shall be made at the place, date and time specified by the Representatives in the written notice of election given by the Representatives pursuant to Section 2(a) or 2(b)(iii) or such other time as shall be agreed upon by the Representatives and the Company. Such time and date of payment for and delivery of the Underwritten Shares is hereinafter called the “First Closing Time”; such time and date of payment for and delivery of Option Shares, if not the First Closing Time, is hereinafter called an “Option Closing Time”; and each such time and date is hereinafter called a “Closing Time.”

Payment shall be made to (i) the Forward Sellers, in the case of the Borrowed Shares and (ii) the Company, in the case of Company Shares, by wire transfer of immediately available funds to a bank account designated by the Forward Sellers or Company, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of the Offered Shares. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Shares which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Offered Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(h)            Delivery; Registration. The Offered Shares will be registered in the names of the Underwriters and in the amounts set forth in Schedule A hereto, except that if the Company receives a written request from the Representatives prior to noon on the second business day preceding the Closing Time giving the names in which the Offered Shares are to be registered and the denominations thereof, the Company will deliver the Offered Shares so registered.

(i)            No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters, Forward Sellers and Forward Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter, Forward Seller or Forward Purchaser is advising the Company or any other person as to any legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and, except as otherwise contemplated in this Agreement, none of the Underwriters, any Forward Seller or any Forward Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters, Forward Sellers or Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, Forward Sellers and Forward Purchasers and shall not be on behalf of the Company.

SECTION 3.      COVENANTS OF THE COMPANY.

The Company covenants with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 and will notify the Underwriters, Forward Purchasers and Forward Sellers promptly, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, or of any Issuer Free Writing Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the 1933 Act, and (v) of the occurrence of any event within the Prospectus Delivery Period (as defined in Section 3(d) below) as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 403A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus or Issuer Free Writing Prospectus transmitted for filing under Rule 424(b) or Rule 433, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, or notice of objection is received, to obtain the lifting or removal thereof at the earliest possible moment. The Company will pay the required Commission filing fees related to the Offered Shares within the time required by Rule 456 of the 1933 Act.

(b)            Filing of Amendments; Issuer Free Writing Prospectus. Prior to the later of the final Closing Time or the termination of the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives, the Forward Purchasers, the Forward Sellers and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and prior to the later of the final Closing Time or the termination of the Prospectus Delivery Period, will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(c)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives, the Forward Purchasers, the Forward Sellers, and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representatives reasonably request, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters, Forward Purchasers and Forward Sellers. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters, Forward Purchasers and Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Delivery of Prospectuses. The Company has delivered to each Underwriter, Forward Purchaser and Forward Seller, without charge, as many copies of the Preliminary Prospectus and documents incorporated by reference therein as such Underwriter, Forward Purchaser or Forward Seller reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. During the Prospectus Delivery Period, the Company will furnish to each Underwriter, Forward Purchaser and Forward Seller, without charge, such number of copies of the Prospectus (as amended or supplemented) and documents incorporated by reference therein and each Issuer Free Writing Prospectus as such Underwriter, Forward Purchaser or Forward Seller may reasonably request. The Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters, Forward Purchasers or Forward Sellers a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Offered Shares by any Underwriter or dealer. The Representatives, on behalf of the Underwriters, Forward Purchasers and Forward Sellers, shall promptly notify the Company after the Prospectus Delivery Period has been terminated.

(e)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Prospectus. If at any time during the Prospectus Delivery Period, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters, Forward Purchasers or Forward Sellers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order that the Registration Statement, Prospectus or Time of Sale Information, as applicable, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or Time of Sale Information in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or Time of Sale Information comply with such requirements, and the Company will furnish to the Underwriters, Forward Purchasers and Forward Sellers such number of copies of such amendment or supplement as the Underwriters, Forward Purchasers and Forward Sellers may reasonably request.

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Shares in the manner specified in the Registration Statement, the Prospectus and the Time of Sale Information under “Use of Proceeds.”

(h)            Restriction on Sale of Securities. The Company covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the foregoing sentence shall not apply to (A) the shares of Common Stock to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Information and Prospectus, (C) the issuance by the Company of shares of Common Stock, and options to purchase shares of Common Stock, pursuant to employee benefit plans or equity incentive plans or arrangements that are described in each of the Time of Sale Information and Prospectus, (D) any Offered Shares to be delivered pursuant to the forward sale agreements described in each of the Time of Sale Information and Prospectus, and (E) the filing by the Company of a registration statement with the Commission in respect of the Company’s dividend reinvestment and stock purchase plan and the issuance of shares of Common Stock pursuant thereto.

(i)            Listing of Offered Shares. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the New York Stock Exchange.

(j)            Blue Sky Qualifications. The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Offered Shares for sale under the laws of such jurisdictions as the Representatives, the Forward Purchasers and the Forward Sellers may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(k)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 of the 1933 Act Regulations, copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

(l)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares; provided, however, that this paragraph shall not apply to, and the Company does not accept any responsibility for, any stabilization activities conducted by the Underwriters, who shall remain solely responsible for such activities.

SECTION 4.      PAYMENT OF EXPENSES.

(a)            Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations and the obligations of the Underwriters, the Forward Sellers and Forward Purchasers under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters, Forward Purchasers and Forward Sellers of this Agreement, any Agreement among Underwriters, Forward Purchasers or Forward Sellers and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Offered Shares, (iii) all costs, taxes and expenses incident to the preparation, issuance and delivery of the Offered Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) the fees, disbursements and expenses of the Company’s counsel and accountants, (v) the preparation, printing and delivery to the Underwriters, Forward Purchasers and Forward Sellers of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, and fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Shares by the Financial Industry Regulatory Authority, and (x) all costs and expenses incurred in connection with the listing of the Offered Shares on the New York Stock Exchange.

(b)            Termination of Agreement. If this Agreement is terminated by the Underwriters, the Forward Sellers and/or the Forward Purchasers in accordance with the provisions of Section 6 or Section 11(a)(i) hereof or in accordance with Section 7 hereof, the Company shall reimburse the Underwriters, the Forward Sellers and the Forward Purchasers, as applicable, for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, Forward Purchasers and Forward Sellers. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 11(a)(ii) through (v) hereof, the Company shall reimburse the Underwriters, Forward Purchasers and Forward Sellers for one half of all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, Forward Purchasers and Forward Sellers.

SECTION 5.      CERTAIN AGREEMENTS OF THE UNDERWRITERS.

(I) Each Underwriter, severally and not jointly, hereby represents and agrees as follows:

(a)            Without the prior consent of the Company and the Representatives, other than (i) any free writing prospectus that contains only information describing the preliminary terms of the Offered Shares or their offering or (ii) any Issuer Free Writing Prospectus listed on Schedule C or prepared pursuant to Section 1(a)(iii) or Section 3(b) above, it has not made and will not make any offer relating to the Offered Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, required to be filed with the SEC.

(b)            It is not subject to any pending proceeding under Section 8A of the 1933 Act Regulations with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated).

(II) Each Forward Seller, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, as of the First Closing Time and any Option Closing Time (in the case of a sale of Option Shares pursuant to Section 2(b)(iii) hereof) as set forth below:

(a)            This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the relevant Closing Time, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Underwritten Borrowed Shares or the Borrowed Option Shares, as the case may be, that such Forward Seller is required to sell, transfer and deliver hereunder to the extent it is required to do so.

(b)            The Forward Sale Agreement to which it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is party has been, and any Additional Forward Sale Agreement to which such Forward Purchaser is party will be, duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of either thereof, as the case may be, by the Company, will constitute a valid and binding agreement of such Forward Purchaser, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, receivership, liquidation, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)            Such Forward Seller, at the relevant Closing Time, will have the free and unqualified right to transfer the Underwritten Borrowed Shares or Borrowed Option Shares, as the case may be, that it is required to deliver to the extent that it is required to transfer the Underwritten Borrowed Shares or Borrowed Option Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Underwritten Borrowed Shares or Borrowed Option Shares and payment of the purchase price therefor, as herein contemplated, assuming the applicable Underwriter has no notice of any adverse claim, such Underwriter will have the free and unqualified right to transfer any such Underwritten Borrowed Shares or Borrowed Option Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party.

SECTION 6.      CONDITIONS OF FORWARD SELLERS’ AND UNDERWRITERS’ OBLIGATIONS.

The obligations of the several Forward Sellers and Underwriters to purchase and sell the Offered Shares to be delivered at each Closing Time are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

(a)            Effectiveness of Registration Statement; Filing of Prospectus. At each Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor or pursuant to Section 8A of the 1933 Act initiated or threatened by the Commission, no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act) and in accordance with Section 3(b) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Opinions of Counsel for Company. At each Closing Time, the Representatives shall have received the favorable opinions, dated as of such Closing Time, of GableGotwals, Tulsa, Oklahoma and Husch Blackwell LLP, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed original or reproduced copies of such opinions for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

(i)            Opinion of Oklahoma Counsel. Such opinion shall cover the matters set forth in the form attached hereto as Schedule E.

(ii)           Opinion of Jones Day. Such opinion shall cover the matters set forth in the form attached hereto as Schedule F.

(iii)         Opinion of Husch Blackwell. Such opinion shall cover the matters set forth in the form attached hereto as Schedule G.

(c)            Opinion of Counsel for Underwriters. At each Closing Time, the Representatives shall have received the favorable opinion, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Offered Shares as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of Oklahoma counsel or other counsel satisfactory to the Underwriters.

(d)            Officers’ Certificate. At each Closing Time, the Underwriters, Forward Purchasers and Forward Sellers shall have received a certificate of the chief executive officer, president, a vice president or the treasurer of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus and the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to their knowledge, are contemplated by the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date.

(e)            Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives, the Forward Sellers and the Forward Purchasers shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, the Forward Sellers and the Forward Purchasers, together with signed original or reproduced copies of such letter for each of the other Underwriters, Forward Sellers and Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)            Bring-down Comfort Letter. At each Closing Time, the Representatives, Forward Sellers and Forward Purchasers shall have received from Ernst & Young LLP a letter, dated as of such Closing Time, together with signed original or reproduced copies of such letter for each of the other Underwriters, Forward Sellers and Forward Purchasers, to the effect that such firm reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(g)            Material Adverse Change. (i) Since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus or (ii) since the date hereof or since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any material change in the capital stock or long-term or short-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, results of operations, properties, management, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares being delivered at each Closing Time on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(h)            Listing of Shares. The Offered Shares to be delivered at such Closing Time shall have been duly approved for listing on the New York Stock Exchange subject to official notice of issuance.

(i)            Additional Documents. At each Closing Time, counsel for the Underwriters, Forward Purchasers and Forward Sellers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters, Forward Purchasers and Forward Sellers and counsel for the Underwriters, Forward Purchasers and Forward Sellers.

(j)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Forward Sellers or Company, as applicable, at any time at or prior to each Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

In giving the opinions contemplated by paragraphs (b) and (c) of this Section 6, counsel may rely upon certificates of state officials as to the Company’s and the Significant Subsidiary’s good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Offered Shares have been registered by an authorized official of the Transfer Agent and Registrar, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

SECTION 7.      CONDITIONS OF COMPANY’S OBLIGATIONS.

The obligation of the Company to deliver the Offered Shares at each Closing Time upon payment therefor shall be subject to the following conditions:

At such Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for that purpose or pursuant to Section 8A of the 1933 Act shall then be pending before, or threatened by, the Commission and no notice of objection by the Commission to the use of the Registration Statement or any post effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received by the Company and not removed by such date; and (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Underwriters. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

SECTION 8.      INDEMNIFICATION.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each Forward Seller, each Forward Purchaser, each person, if any, who controls any Underwriter, Forward Seller or Forward Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act and each affiliate of any Underwriter, Forward Seller or Forward Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Information or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Information, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 9.      CONTRIBUTION.

(a)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand from the offering of the Offered Shares or (ii) if the allocation provided by clause 9(a)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(a)(i) above but also the relative fault of the Company on the one hand and of the Underwriters, Forward Sellers and Forward Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand in connection with the offering of the Offered Shares shall be deemed to be in the same respective proportions as (i) with respect to the Company, the net proceeds (assuming full physical settlement of any Forward Sale Agreement and Additional Forward Sale Agreement) from the offering of the Offered Shares (before deducting expenses) received by the Company, (ii) with respect to the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, and (iii) with respect to the Forward Sellers and Forward Purchasers, the aggregate Spread (as defined in the applicable Forward Sale Agreement and any Additional Forward Sale Agreement, as applicable) received by the relevant Forward Purchaser under its Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the relevant Forward Purchaser, bear to the aggregate Public Offering Price of the Offered Shares. The relative fault of the Company on the one hand and the Underwriters, Forward Sellers and Forward Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’, Forward Sellers’ and Forward Purchasers’ respective obligations to contribute pursuant to Sections 8 and 9 are several in proportion to the respective number of Offered Shares they have purchased hereunder, and not joint.

(b)            The Company and the Underwriters, the Forward Sellers and the Forward Purchasers agree that it would not be just or equitable if contribution pursuant to Sections 8 and 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 8 and 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission , and in no event shall any Forward Seller and/or Forward Purchaser be required to contribute any amount in excess of the aggregate Spread (as defined in the Forward Sale Agreement) under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be, net of any costs associated therewith, as reasonably determined by such Forward Seller or Forward Purchaser, as the case may be. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Sections 8 and 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c)            The indemnity and contribution provisions contained in Sections 8 and 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, Forward Seller or Forward Purchaser, any respective person controlling any or any respective affiliate or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Shares.

SECTION 10.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller or controlling person, or by or on behalf of the Company, and shall survive delivery of the Offered Shares.

SECTION 11.      TERMINATION OF AGREEMENT.

(a)            Termination; General. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, the Forward Sellers and the Forward Purchasers, at any time at or prior to the Closing Time if: (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market, or trading in any securities of the Company or any subsidiary on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a banking moratorium shall have been declared by federal or state authorities or there is a material disruption in securities settlement, payment or clearance services in the United States, (v) since the time of the execution of this Agreement, the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (vi) there shall have occurred any calamity or crisis or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering, sale or delivery of the Offered Shares being delivered at such Closing Time on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and in the Prospectus or (vii) the representations in Section 1(a)(ii) are incorrect in any respect.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 8, 9 and 10 shall survive such termination and remain in full force and effect.

SECTION 12.      DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

(a)            If one or more of the Underwriters set forth in Schedule A fails at any Closing Time to purchase the Offered Shares which it or they are obligated to purchase under this Agreement at such Closing Time (the “Defaulted Shares”), the remaining Underwriter or Underwriters set forth in Schedule A (the “Non-Defaulting Underwriters”) will have the right, within 36 hours thereafter, to make arrangements for one or more of the Non-Defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Non-Defaulting Underwriters do not complete such arrangements within such 36-hour period, then:

(i)            if the number of Defaulted Shares does not exceed one-eleventh of the aggregate number of Shares to be purchased hereunder at such Closing Time, each of the Non-Defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all Non-Defaulting Underwriters; or

(ii)            if the number of Defaulted Shares exceeds one-eleventh of the aggregate number of Shares to be purchased hereunder at such Closing Time, this Agreement will terminate with respect to the Offered Shares without liability on the part of any Non-Defaulting Underwriters (provided that if such default occurs with respect to Option Shares after the First Closing Time, this Agreement will not terminate as to the Underwritten Shares or any Option Shares purchased prior to such termination).

No action taken pursuant to this Section 12(a) will relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement with respect to the Offered Shares, either the Non-Defaulting Underwriters or the Company will have the right to postpone such Closing Time for the Offered Shares for a period not exceeding seven days in order to effect any required changes in the Registration Statement, Time of Sale Information or Prospectus or in any other documents or arrangements.

(b)            As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13.      NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, (fax: (212) 622-8358), Attention Equity Syndicate Desk each with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: Roxane Reardon, Esq. Notices to the Forward Sellers shall be directed to Morgan Stanley at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Roxane Reardon, Esq.; notices to the Forward Purchasers shall be directed to Morgan Stanley at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and JPMorgan Chase Bank, National Association, New York Branch, 270 Park Avenue, New York, New York 10017 Attention: Equity Syndicate Desk, with a copy (which shall not constitute notice) to: Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Roxane Reardon, Esq.. Notices to the Company shall be directed to it at OGE Energy Corp., 321 North Harvey, P.O.  Box 321, Oklahoma City, Oklahoma 73101-0321, Attention: Treasurer, with a copy to Husch Blackwell, 120 S. Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attention: Robert J. Joseph, Esq.

SECTION 14.      PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Forward Purchasers, the Forward Sellers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      GOVERNING LAW AND TIME.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 16.      EFFECT OF HEADINGS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

SECTION 17.      RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES.

(a)            In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity (as defined in this Section 17) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 17), the transfer from such Underwriter, Forward Purchaser or Forward Seller of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined in this Section 17) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 17) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 18.      ELECTRONIC SIGNATURE AND DELIVERY.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 19.      ISSUANCE AND SALE BY THE COMPANY.

(a)            If in respect of the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, (i) all the Forward Conditions are not satisfied on or prior to the First Closing Time or, in respect of any Additional Forward Sale Agreement to be entered into pursuant to Section 2(b)(iii) hereof, all the applicable Forward Option Conditions are not satisfied on or prior to the related Option Closing Time, as the case may be, and the relevant Forward Seller elects, pursuant to Section 2(c) or 2(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Underwritten Borrowed Shares or the Borrowed Option Shares, as applicable, otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Underwritten Borrowed Shares or Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith and commercially reasonable judgment it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser, as applicable, would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so, then, in each case, the Company shall issue and sell to the several Underwriters, pursuant to Section 2(b)(iii) or 2(b)(iv), as the case may be, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Underwritten Borrowed Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company, the Forward Purchasers, the Forward Sellers or the Underwriters, as the case may be, shall have the right to postpone the relevant Closing Time for a period not exceeding two (2) business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of Underwritten Borrowed Shares are referred to herein as the “Company Top-Up Firm Shares” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 19(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares.”

(b)            No Forward Seller or Forward Purchaser shall have any liability whatsoever for any Borrowed Shares underlying the Forward Sale Agreements and/or any Additional Forward Sale Agreements, as applicable, that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the applicable Forward Conditions are not satisfied on or prior to the First Closing Time, in the case of Underwritten Borrowed Shares, or all of the applicable Forward Option Conditions are not satisfied on or prior to the relevant Option Closing Time, in the case of Borrowed Option Shares, and such Forward Seller elects, pursuant to Section 2(c) or 2(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Underwritten Borrowed Shares or the Borrowed Option Shares (or, in the case of the Borrowed Option Securities, a pro rata portion thereof if the Underwriters’ Option is not exercised in full), as applicable, otherwise deliverable by such Forward Seller, (ii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser is unable to borrow and deliver for sale under this Agreement the number of shares of Common Stock equal to the number of Underwritten Borrowed Shares or Borrowed Option Shares, as applicable, deliverable by such Forward Seller hereunder or (iii) in any Forward Seller’s good faith, commercially reasonable judgment, it (in its capacity as a Forward Purchaser) or its affiliated Forward Purchaser would incur a Stock Loan Fee (as defined under the relevant Forward Sale Agreement or Additional Forward Sale Agreement, as applicable) of more than a rate equal to 200 basis points per annum to do so.

[This space intentionally left blank]

Very truly yours,

OGE ENERGY CORP.

By:	/s/ Charles B Walworth

Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date
first above written:

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC
Acting severally on behalf of themselves and the several
Underwriters named on Schedule A hereto

By:	Morgan Stanley & Co. LLC, as Representative

By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

By:	J.P. Morgan Securities LLC, as Representative

By:	/s/ Bobby Wiebe
Name: Bobby Wiebe
Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Seller

By	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

J.P. MORGAN SECURITIES LLC

Acting in its capacity as Forward Seller

By	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC

Acting in its capacity as Forward Purchaser

By	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, NEW YORK BRANCH

Acting in its capacity as Forward Purchaser

By	/s/ Gaurav Maria
Name: Gaurav Maria
Title: Managing Director

SCHEDULE A

LIST OF UNDERWRITERS

NAME OF UNDERWRITER	NUMBER OF FIRM COMPANY SHARES	NUMBER OF UNDERWRITTEN BORROWED SHARES TO BE PURCHASED FROM MORGAN STANLEY & CO. LLC	NUMBER OF UNDERWRITTEN BORROWED SHARES TO BE PURCHASED FROM J.P. MORGAN SECURITIES LLC
Morgan Stanley & Co. LLC	1,223,547	611,774	611,773
J.P. Morgan Securities LLC	982,849	491,424	491,425
Mizuho Securities USA LLC	451,308	225,654	225,654
MUFG Securities Americas Inc.	451,308	225,654	225,654
RBC Capital Markets, LLC	451,308	225,654	225,654
Wells Fargo Securities, LLC	451,308	225,654	225,654

TOTAL	4,011,628	2,005,814	2,005,814

A-1

SCHEDULE B

OGE ENERGY CORP.

8,023,256 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

PRICING INFORMATION

Price Per Offered Share to the Public: $43.00

Number of Underwritten Shares: 8,023,256

Number of Option Shares: 1,203,488

Underwriters' Purchase Price: $41.71 per share

ISSUER FREE WRITING PROSPECTUS

None

B-1

SCHEDULE C

TIME OF SALE INFORMATION

Preliminary Prospectus dated November 20, 2025.

Pricing Information for the Offered Shares as set forth in Schedule B hereto.

C-1

SCHEDULE D

INFORMATION PROVIDED BY UNDERWRITERS

The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto): the statements by the Underwriters in the first two sentences of the fourth paragraph, and the first, second, fifth and sixth sentences of the twenty-fourth paragraph, appearing under, the caption “Underwriting (Conflicts of Interest)” in the Prospectus.

D-1

SCHEDULE E

FORM OF OPINION OF GABLEGOTWALS

[Provided Separately]

E-1

SCHEDULE F

FORM OF OPINION OF JONES DAY

[Provided Separately]

F-1

SCHEDULE G

FORM OF OPINION OF HUSCH BLACKWELL

[Provided Separately]

G-1

SCHEDULE H

Form of Forward Sale Agreement

H-1

November 20, 2025

To:	OGE Energy Corp.
321 North Harvey
P.O. Box 321
Oklahoma City, Oklahoma 73101

From:	[DEALER NAME]
[DEALER ADDRESS]

Section 2.

Ladies and Gentlemen,

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction entered into between Party A and Party B on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.	The definitions and provisions contained in the 2000 ISDA Definitions (the “2000 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2000 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

Each party further agrees that this Confirmation together with the Agreement evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for the election of the laws of the State of New York as the governing law), provided that the word “first” shall be replaced with the word “third” each time it occurs in Section 5(a)(i) of the Agreement. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. If there exists any ISDA Master Agreement between Party A or any of its affiliates and Party B or any confirmation or other agreements between Party A or any of its affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or such other affiliates and Party B are parties, the Transaction shall not be considered a transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

Party A and Party B each represents to the other that it has entered into the Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

•	General Terms:

Party A:	[Dealer]

Party B:	OGE Energy Corp.

Trade Date:	November 20, 2025

Effective Date:	November 24, 2025 or such later date on which the conditions set forth in Section 3 of this Confirmation under “Conditions to Effectiveness”, clauses (i) through (vi), have been satisfied.

Base Amount:	Initially, [__] Shares. On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

Maturity Date:	May 27, 2027 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day, multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	$[__] per Share.

Daily Rate:	For any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	0.75%

Forward Price Reduction Date:	Each date (other than the Trade Date) set forth on Schedule I under the heading “Forward Price Reduction Date.”

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, no par value, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “OGE”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	The Depository Trust Company.

Calculation Agent:	Party A, provided that following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the Defaulting Party, Party B shall have the right to designate an independent nationally recognized third-party dealer with experience in over-the-counter corporate equity derivatives (including forward transactions) to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Any determination or calculation by the Calculation Agent in such capacity shall be made in good faith and in a commercially reasonable manner.

In the event that the Calculation Agent, Determining Party, or Hedging Party, respectively, makes any determination or calculation pursuant to this Confirmation, the Agreement or the 2002 Definitions, promptly following receipt of a written request from either party hereto, the Calculation Agent Determining Party, or Hedging Party, respectively shall provide an explanation in reasonable detail of the basis for such determination or calculation if requested by such party, it being understood that the Calculation Agent, Determining Party, or Hedging Party, respectively shall not be obligated to disclose any proprietary models or proprietary or confidential information used by it for such determination or calculation.

Adjustments:	For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment, determination or calculation pursuant to the terms of this Confirmation or the 2002 Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall make such adjustment, determination or calculation in a commercially reasonable manner by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains (or establishes or unwinds, as the case may be) a commercially reasonable hedge position at the time of the event.

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) 90 Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date shall be a Settlement Date if on such date the Base Amount is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and a Settlement Date specified above (including a Settlement Date occurring on the Maturity Date) is not a Clearance System Business Day, the Settlement Date shall be the next following Clearance System Business Day and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge during the related Unwind Period with respect to the relevant Settlement Shares by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date.

Settlement Shares:	With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date the number of Settlement Shares shall be equal to the Base Amount on such date.

Settlement Method:	Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no other Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith and commercially reasonable judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the good faith and commercially reasonable judgment of Party A based upon the advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”). For the avoidance of doubt, during any Unwind Period, Party B may elect Physical Settlement (as described above) in respect of any Shares that are not Settlement Shares for the Cash Settlement or Net Share Settlement, as the case may be, to which such Unwind Period relates.

For greater clarity, with respect to any Settlement Date in respect of which Cash Settlement applies, Party A shall be deemed to have completed unwinding its commercially reasonable hedge in respect of the portion of the Transaction to be settled on such Settlement Date when it purchases (or, to the extent applicable, unwinds derivative positions (including, but not limited to, swaps or options related to the Shares) resulting in Party A’s synthetic purchase of) an aggregate number of Shares equal to the number of Settlement Shares for such Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	Each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through and including the first Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day); subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of the Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

[The parties hereto acknowledge and agree that they have entered into a substantially identical forward transaction with respect to [__] Shares pursuant to a confirmation dated as of [__] (the “Base Confirmation”). Party A and Party B agree that if Party B designates a Settlement Date under the Base Confirmation and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period under the Base Confirmation coincides for any period of time with an Unwind Period for the Transaction (the “Matching Unwind Period”), then the Unwind Period under this Confirmation shall not commence (or, if the Unwind Period under this Confirmation has already commenced, such Unwind Period shall be suspended) until the Exchange Business Day immediately following the later of (i) the date Party A actually completes the unwind of its hedge with respect to the Base Confirmation in connection with the designation of such Settlement Date under the Base Confirmation, and (ii) the date the Matching Unwind Period ends.][1]

Suspension Day:	Any Exchange Business Day on which Party A reasonably determines (in a nondiscriminatory manner applied consistently to similarly situated circumstances) based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall promptly notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “; in each case that the Calculation Agent reasonably determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

1 NTD: To be included for greenshoe confirm.

Physical Settlement:	On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and following such delivery Party A shall pay to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Party B to Party A hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount payable by Party A to Party B in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:	For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price on such Settlement Date and (ii) the number of Settlement Shares in respect of which Physical Settlement applies for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies to any Settlement Shares, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

Cash Settlement Amount:	For any Settlement Date in respect of which Cash Settlement or Net Share Settlement applies to any Settlement Shares, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period and ending on, and including, such Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during the applicable Unwind Period, except as set forth in clause (2) below), minus a commercially reasonable commission not to exceed USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period (clause (B), the “Average Unwind 10b-18 VWAP”), multiplied by (ii) the number of Settlement Shares for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, multiplied by (ii) the number of Settlement Shares with respect to which Party A has not unwound its commercially reasonable hedge as of such Forward Price Reduction Date (assuming Party A acts in a commercially reasonable manner).

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, if the Cash Settlement Amount is a (i) positive number, Party A shall deliver to Party B a number of Shares equal to the Net Share Settlement Shares, or (ii) negative number, Party B shall deliver to Party A a number of Shares equal to the Net Share Settlement Shares; provided that if Party A determines in its good faith and commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	For any Settlement Date in respect of which Net Share Settlement applies to any Settlement Shares, a number of Shares equal to the absolute value of the Cash Settlement Amount divided by the Average Unwind 10b-18 VWAP, with the number of Shares rounded up in the event such calculation results in a fractional number of Shares.

10b-18 VWAP:	For any Exchange Business Day during the Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “OGE <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:	The definition of “Potential Adjustment Event” in Section 11.2(e) of the 2002 Definitions shall not include clause (iii) thereof for purposes of the Transaction.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Party B;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Party B’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans;

(iv) Shares purchased by Party B to offset any shareholder dilution arising from the exercise of options to purchase Shares; and

(v) Shares purchased by Party B in connection with the issuance and/or delivery of Shares to directors under director compensation programs.

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Party B to employees, officers and directors of Party B, including pursuant to compensation programs;

(ii) any issuance of Shares pursuant to Party B’s dividend reinvestment and direct stock purchase plans;

(iii) any issuance of any convertible securities by Party B (other than any issuance as described in Section 11.2(e)(i) or (ii) of the 2002 Definitions), even if such securities are convertible into Shares;

(iv) the issuance of any Shares as a result of the conversion of any convertible securities issued by Party B as described in clause (iii) above; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit or performance share awards.

Method of Adjustment:	Calculation Agent Adjustment. Notwithstanding anything in the 2002 Definitions to the contrary, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

Additional Adjustment:	If at any time, in Party A’s good faith and commercially reasonable judgment, the stock loan fee to Party A (or an Affiliate thereof), excluding the federal funds rate (or other interest rate) component payable by the relevant stock lender to Party A or such Affiliate (the “Stock Loan Fee”), over any one month period (or, in respect of any day from, and including, the Trade Date to, but excluding, the date that is one month following the Trade Date, over the period of days as have elapsed from, and including, the Trade Date to, and including, such day) of borrowing a number of Shares equal to the Base Amount to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to 25 basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Party A for the amount by which the Stock Loan Fee exceeded a weighted average rate equal to 25 basis points per annum during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable period specified above in this paragraph. Party A agrees to notify Party B (which may be by email) upon determining that the Stock Loan Fee over the one-month period referred to above is reasonably likely to exceed 25 basis points per annum; provided that failure to deliver such notice shall not give rise to an Event of Default or Potential Event of Default.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the 2002 Definitions, the consequences of any applicable Extraordinary Event (including, for the avoidance of doubt, any Nationalization, Insolvency, Delisting, or Change in Law), shall be as specified below under the headings “Acceleration Events” and “Termination Settlement”.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

•	3.	Other Provisions:

Conditions to Effectiveness:

The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the representations and warranties of Party B contained in the Underwriting Agreement dated [__] [the date hereof]2 among Party B and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as Representatives of the several Underwriters (the “Underwriting Agreement”) and any certificate delivered pursuant thereto by Party B are true and correct or, as provided in the Underwriting Agreement or such certificate, true and correct in all material respects, on the Effective Date as if made as of the Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A an opinion of counsel dated as of the Effective Date with respect to matters set forth in Section 3(a) of the Agreement, (iv) the satisfaction of all of the conditions set forth in Section 6 of the Underwriting Agreement, (v) the condition that the Underwriting Agreement shall not have been terminated pursuant to Section 11 or 12 thereof and (vi) the condition that neither of the following has occurred (A) in Party A’s good faith and commercially reasonable judgment, Party A (or its Affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A’s good faith and commercially reasonable judgment Party A (or its Affiliate) would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (in which event this Confirmation shall be effective but the Base Amount for the Transaction shall be the number of Shares Party A (or an Affiliate thereof) is required to deliver in accordance with Section 2(c) of the Underwriting Agreement). Party B’s obligations hereunder shall be subject to the condition precedent that Party A and each Affiliate of Party A that is an Underwriter (as such term is defined in the Underwriting Agreement) shall have performed, on or prior to the Effective Date, all of the obligations required to be performed by it prior to the Effective Date under the Underwriting Agreement.

2 NTD: To be included if upsized.

Representations and Agreements of the Parties:

Each of Party A and Party B represents, warrants and covenants that it:

(a)(i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose;

(b) is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations hereunder; and

(c) will by the next succeeding New York Business Day notify the other party upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Event of Default in respect of which it is the Defaulting Party.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

(a)	Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)	Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the maximum number of Shares (as set forth in Maximum Share Delivery) as shall be issuable at such time upon settlement of the Transaction (assuming Physical Settlement applies). All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(c)	Party B agrees to provide Party A at least three Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 4.9 % of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the [sum of (i) the][3] Base Amount [and (ii) the “Base Amount” as such term is defined in the Base Confirmation][4] and (2) the denominator of which is the number of Shares outstanding on such day.

3 NTD: To be included if upsized.

4 NTD: To be included if upsized.

(d)	No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage would be equal to or greater than 4.9%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of the Transaction.

(g)	Neither Party B nor any of its Affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its Affiliates or any purchases by a party to a derivative transaction with Party B or any of its Affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Party B reasonably believes would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

(h)	Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)	In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement if, in the good faith reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)	Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof.

(l)	Party B acknowledges and agrees that:

(i)	during the term of the Transaction, Party A and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction;

(ii)	Party A and its Affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to the Transaction;

(iii)	Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the 10b-18 VWAP;

(iv)	any market activities of Party A and its Affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and 10b-18 VWAP, each in a manner that may be adverse to Party B; and

(v)	the Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of the Transaction.

(m)	Party B will promptly notify Party A upon the public announcement of any Potential Adjustment Event.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an Affiliate of Party A) to securities lenders from whom Party A (or an Affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an Affiliate of Party A (provided that such Shares may be subject to resale restrictions if the status of any such securities lender would cause any such resale restrictions to apply by virtue of its share ownership in Party B, status as an “Affiliate” of Party B or otherwise). Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)	Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open Share loans created by Party A or an Affiliate of Party A in the course of Party A’s or such Affiliate’s hedging activities related to Party A’s exposure under this Confirmation.

(b)	In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its Affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)	[Reserved]

(d)	Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to the Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

The parties hereto agree and acknowledge that (1) at any point prior to any Insolvency Filing in respect of the Issuer, Party B shall have the unilateral right to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms”; and (2) the Transaction shall automatically terminate on the date of any Insolvency Filing pursuant to the provisions set forth in the immediately preceding paragraph solely to the extent that Party B failed to elect Physical Settlement of the Transaction pursuant to the provisions set forth above under the heading “Settlement Terms” prior to the relevant Insolvency Filing.

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of the Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event”:

(a)	Stock Borrow Events. In Party A’s good faith commercially reasonable judgment Party A (or its Affiliate) is unable to hedge Party A’s exposure to the Transaction because (i) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or an Affiliate of Party A) would incur a Stock Loan Fee to hedge its exposure to the Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(b)	Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A; provided that, to the extent the declaration of a distribution, issue or dividend contemplated by this paragraph (b) would also be considered to be the type of event to which Calculation Agent Adjustment would apply as specified under “Adjustments—Method of Adjustment” above, the provisions of this paragraph (b) will apply and Calculation Agent Adjustment shall not apply;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)	Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, and (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)”; or

(e)	Ownership Event. In the good faith reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (an “Ownership Event”).

For purposes of clause (e) above, the “Share Amount” as of any day is the number of Shares that Party A and any of its Affiliates and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person or group, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares, including, without limitation, under any Oklahoma or Arkansas business combination or control share acquisition statutes, under the Federal Power Act, under any rule, regulation or order of the Oklahoma Corporation Commission, Arkansas Public Service Commission, the Federal Energy Regulatory Commission or other regulatory body (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that would give rise to reporting or registration obligations (other than any filing under Section 13 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or would result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its good faith reasonable discretion (it being understood that reporting obligations under Section 13 or Section 16 of the Exchange Act and the rules and regulations thereunder, in each case, as in effect on the Trade Date, will not be deemed to have an adverse effect), minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

Under no circumstances will Party A be entitled to an adjustment to the terms of the Transaction for the effects of an Extraordinary Dividend as defined in this Confirmation or a change in expected cash dividends (in either case, except as set forth above under the headings “Acceleration Events” and “Extraordinary Dividends”).

Private Placement Procedures:

Notwithstanding anything to the contrary contained in Section 9.11 of the 2002 Definitions, if Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion based on the advice of counsel any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its Affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or Affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any material non-public information to any employee of Party A, other than [__]5 or any other designee confirmed in writing by Party A.

Maximum Share Delivery:

Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to 200% of the initial Base Amount to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

5 NTD: Dealer to confirm.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any Affiliate of Party A that has a long-term issuer rating or a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Party A’s credit rating at the time of such assignment or transfer so long as (a) such assignee or transferee is organized under the laws of the United States or any State thereof; (b) Party B will not be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (c) Party B will not receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer, unless Party A would be required to pay to Party B amounts under Section 2(d)(i)(4) of the Agreement in respect of such Tax; and (d) no Event of Default, Potential Event of Default, Termination Event, or Acceleration Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its Affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Section 3.

Section 4. Indemnity:

Party B agrees to indemnify Party A and its Affiliates and their respective directors, officers, agents and controlling parties (Party A and each such Affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable documented expenses (including reasonable documented legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, but only to the extent that the relevant loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from such breach. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement.

Section 5. Notice:

Non-Reliance:	Applicable

Additional Acknowledgments:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under the Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) the Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transaction.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of Rule 13d-3 under the Exchange Act) and/or an interest in (within the meaning of NYSE Rule 312.04(e)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]6 (i) the Share Amount would exceed the Post-Effective Limit or (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of 4.9% of the outstanding Shares as of the Trade Date (the “Threshold Number of Shares”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]7 (i) the Share Amount would exceed the Post-Effective Limit (ii) the Section 16 Percentage would exceed 4.9% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, [and after taking into account any Shares concurrently deliverable to Party A pursuant to the Base Confirmation]8 (i) the Share Amount would not exceed the Post-Effective Limit; (ii) the Section 16 Percentage would not exceed 4.9% and (iii) or Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its Affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

6 NTD: To be included if upsized.

7 NTD: To be included if upsized.

8 NTD: To be included if upsized.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A9:

To:	[__]
Attention:	[__]
Telephone:	[__]
Email:	[__]

With copies to:

To:	[__]
Attention:	[__]
Telephone:	[__]
Email:	[__]

Address for notices or communications to Party B:

Address:	321 N. Harvey
Oklahoma City, OK 73102

Attention:	Chief Financial Officer

With a copy to:

Address:	321 N. Harvey
Oklahoma City, OK 73102

Attention:	General Counsel

(b)	Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

9 NTD: Dealer to confirm.

Other Forwards:

Party A acknowledges that Party B may enter into one or more substantially identical forward transactions (each, an “Other Forward”) for its Shares with one or more other financial institutions (each, an “Other Dealer”) (including those certain forward transactions entered into on the date hereof [and any forward transactions entered into on [__]] with [__]. Party A and Party B agree that if Party B designates a Settlement Date with respect to an Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for such Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Party B shall notify Party A prior to the commencement of such Overlap Unwind Period, and Party A, in order to facilitate a commercially reasonable unwind of its commercially reasonable hedge positions in respect of the Transaction in compliance with applicable law and regulation and any related policies and procedures of Party A, shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on alternating Exchange Business Days that are not Suspension Days during such Overlap Unwind Period, commencing on the first, second, third or later Exchange Business Day of such Overlap Unwind Period, as notified to Party A by Party B at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Exchange Business Days, for the avoidance of doubt, may be every other Exchange Business Day if there is only one Other Dealer, every third Exchange Business Day if there are two Other Dealers, etc.).

Acknowledgements:

The parties hereto intend for:

(a)	the Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)	a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with the Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(c)            Severability:

(d)   If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[U.S. QFC Stay Rules:

The parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]10

•

Tax Matters:

(a)	For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

10 NTD: To be conformed to any Dealer QFC boilerplate.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[__.][11]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Oklahoma, and is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations.

(c)	For the purpose of Sections 4(a)(i) and (ii) of the Agreement:

(x) Party B agrees to deliver to Party A one duly executed and completed United States Internal Revenue Service Form W-9 (or any successor thereto). Party B agrees to deliver such Form W-9 (i) upon execution of the Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect.

(y) Party A agrees to deliver to Party B one duly executed and completed United States Internal Revenue Service Form [W-9]12 (or any successor thereto). Party A agrees to deliver such Form [W-9]13 (i) upon execution of the Agreement, (ii) promptly upon reasonable demand by Party B and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect.

(d)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(e)	HIRE Act. “Tax” as used in subsection (a) of “Tax Matters” in this Confirmation and “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

Delivery of Cash:

(e)     For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Party B to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Party B so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) the Private Placement Procedures set forth in Annex A hereto or (ii) any damages that may be payable by Party B as a result of breach of this Confirmation.

11 NTD: Conform to Dealer’s standard tax rep.

12 NTD: Conform to Dealer’s standard tax form.

13 NTD: Conform to Dealers’ standard tax form.

Counterparts:

(f)     This Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

•

•	[Insert any other Dealer boilerplate or conform above boilerplate as necessary.]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first written above:

OGE Energy Corp.

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

[Provided Separately]

I

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)	If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for placements of equity securities of similar size by issuers of comparable size to Party B and in the same industry as Party B, reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any Affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such Affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements of similar size, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith commercially reasonable discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares based on actual charges or discounts given (assuming shares are sold in a commercially reasonable manner at prevailing market prices, taking into account such discount). Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii)	If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its Affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such Affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its Affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such Affiliate of Party A).

H-1